Exhibit 99.1

ITT Businesses File Form 10 Registration Statements as Next Step in Separation into Three Independent Companies

Separation Remains on Track to Be Completed by the End of the Year

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--July 11, 2011--ITT Corporation (NYSE: ITT) today announced in connection with its previously announced plan to pursue a separation into three distinct, publicly traded companies that Form 10 Registration Statements have been filed with the U.S. Securities and Exchange Commission (SEC) for ITT’s water-related businesses and ITT’s Defense & Information Solutions segment. Presentations with details about the future ITT Corporation and the companies that will be spun off have been presented in a Form 8-K furnished to the SEC and posted to the company’s website www.itt.com.

“The filing of the Form 10 Registration Statements is an important milestone in our transformation," said Steve Loranger, chairman, president and chief executive officer of ITT. “ITT, the future water company and the future defense company are each strategically well-positioned to create significant value for shareholders as standalone entities. Each business has a talented leadership team that knows what it takes to excel in its respective industries; an employee base that always puts its customers first; and a proud tradition of engineering excellence and innovation. With leading products, strong market positions and highly skilled employees, these businesses are poised to benefit from greater strategic focus by management and direct and differentiated access to capital resources. We look forward to completing the separation in 2011 and realizing the significant benefits for each of the companies and our shareholders.”

Under the plan announced in January 2011, ITT will execute tax-free spinoffs to shareholders of its water-related businesses and its Defense & Information Solutions segment. ITT’s core industrial business will continue under the ITT Corporation name and will continue to trade on the New York Stock Exchange, under the symbol “ITT,” as a company that supplies highly engineered solutions in the aerospace, transportation, energy and industrial markets. ITT shareholders will own shares in all three corporations following the completion of the transaction. Both of the new companies intend to have their common stock listed on the New York Stock Exchange.

Completion of the separation is subject to a number of conditions, including, among others, the receipt of an IRS tax ruling, declaration of effectiveness of the Form 10 Registration Statements filed with the SEC, and other customary matters. Approval by ITT’s shareholders is not required for completion of the separation.

The Form 10 Registration Statements provide an overview of the markets and industries in which the companies will operate, the management and boards of directors, and each company's financial statements, as well as details about each company's structure and risks. A copy of each Form 10 Registration Statement is available at www.sec.gov and at www.itt.com/transformation.

ITT Corporation

Following completion of the spinoffs, ITT Corporation will be a leading manufacturer of highly engineered industrial products and applied technology for the energy and infrastructure, electronics and transportation markets. The new ITT Corporation will operate in four segments: Industrial Process, which includes an extensive portfolio of industrial pumps, valves, and monitoring and controls; Motion Technologies, which includes global products and systems for transportation markets; Interconnect Solutions, which includes a broad portfolio of harsh environment and specialized connector products; and Control Technologies, which includes engineered components for aerospace and industrial markets.

ITT Corporation will be a global specialist in the engineering and manufacturing of critical components that provide highly customized solutions for its customers. The company will be a leader in attractive niche markets such as harsh-environment connectors, aerospace actuation and valves, friction brake pads, railway equipment and industrial process applications. Additionally, approximately 30 percent of the company’s revenues are derived from aftermarket demand for its parts and services, based on 2010 revenue data. ITT Corporation will be diversified across a number of attractive end markets, including automotive, energy and mining, industrial processing, aerospace and defense, general industrial and rail, bus, truck and trailer, and will have a diverse geographic reach, with more than 60 percent of sales coming from outside the United States and 25 percent coming from emerging markets, based on 2010 revenue data.

Upon completion of the transaction, ITT’s current chief financial officer, Denise Ramos, will serve as chief executive officer of the new ITT Corporation. The chairman of the board will be Frank MacInnis, currently an independent director of ITT and the chairman and former chief executive officer of EMCOR Group, Inc.

The new ITT Corporation’s sales for the twelve months ended December 31, 2010 were $1.9 billion and sales for the three months ended March 31, 2011 were $537 million.

Future Water Company

Following completion of the spinoffs, ITT’s Water & Wastewater (including wastewater transport; biological, filtration and disinfection treatment and analytics), Residential & Commercial Water and Flow Control businesses will combine to create a highly attractive, standalone water technology corporation. The future water company will operate in two segments: Water Infrastructure, focusing on the transportation, treatment and testing of water; and Applied Water, encompassing all the uses of water and focusing on the residential, commercial, industrial and agricultural markets.

The future water company will be a world leader in the design, manufacturing, and application of highly engineered technologies for the water industry. The new company will specialize in providing equipment and services for water and wastewater applications with a broad portfolio of products and services addressing the full cycle of water, from collection, distribution and use to the return of water to the environment. The company's brands, such as Bell & Gossett and Flygt, are well known throughout the industry and have served the water market for many years. The future water company will sell its products in more than 140 countries through a balanced distribution network consisting of a direct sales force and independent channel partners.

Upon completion of the transaction, Gretchen McClain, currently president of ITT Fluid and Motion Control, will serve as chief executive officer of the new water company. Its executive chairman of the board will be Steve Loranger, currently chairman, president and chief executive officer of ITT Corporation.

The future water company’s sales for the twelve months ended December 31, 2010 were $3.2 billion, and for the three months ended March 31, 2011 were $890 million.

Future Defense Company

Following completion of the spinoffs, the future defense company will be a leader in Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (C4ISR) related products and systems and information and technical services, supplying military, government and commercial customers in the United States and globally. The new company will operate in two segments: C4ISR Electronics and Systems, which will provide communications, electronic warfare, imaging and image-processing, radar and sonar systems, space systems, and aerostructures for government and commercial customers around the world; and Information and Technical Services, which will provide a broad range of systems integration, network design and development, cyber, intelligence, operations, sustainment, advanced engineering, logistics, space launch and range-support solutions for a wide variety of U.S. military and government agency customers.

The future defense company will provide mission-critical systems in the areas of integrated electronic warfare, sensing and surveillance, air traffic management, information and cyber-security, and networked communications. It also has growing positions in composite aerostructures, logistics and technical services. Customers include the U.S. Army, Navy, Marine Corps and Air Force, various U.S. civilian, intelligence and security agencies, the Federal Aviation Administration, allied militaries and governments, and various commercial customers.

Upon completion of the transaction, David Melcher, currently president of ITT Defense & Information Solutions, will serve as chief executive officer of the new defense company. The chairman of the board will be Ralph Hake, currently an independent director of ITT Corporation and previously the chairman and chief executive officer of Maytag Corporation.

The future defense company's sales for the twelve months ended December 31, 2010 were $5.89 billion, and for the three months ended on March 31, 2011 were $1.3 billion.

Forward-Looking and Cautionary Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the separation of ITT Corporation (“the Company”) into three independent publicly-traded companies (“the companies”), the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other statements that describe the companies’ business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to: economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or International government defense budgets; decline in consumer spending; sales and revenues mix and pricing levels; availability of adequate labor, commodities, supplies and raw materials; interest and foreign currency exchange rate fluctuations and changes in local government regulations; competition, industry capacity & production rates; ability of third parties, including our commercial partners, counterparties, financial institutions and insurers, to comply with their commitments to us; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; our ability to achieve stated synergies or cost savings from acquisitions or divestitures; the number of personal injury claims filed against the companies or the degree of liability; uncertainties with respect to our estimation of asbestos liability exposures, third-party recoveries and net cash flow; our ability to effect restructuring and cost reduction programs and realize savings from such actions; government regulations and compliance therewith, including Dodd-Frank legislation; changes in technology; intellectual property matters; governmental investigations; potential future employee benefit plan contributions and other employment and pension matters; contingencies related to actual or alleged environmental contamination, claims and concerns; changes in generally accepted accounting principles; and other factors set forth in our Annual Report on Form 10−K for the fiscal year ended December 31, 2010 and our other filings with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the planned tax-free spinoffs of our water related businesses and our Defense & Information Solutions segment, including the timing and certainty of the completion of those transactions, whether those transactions will result in any tax liability, the operational and financial profile of the Company or any of its businesses after giving effect to the spinoff transactions, and the ability of each business to operate as an independent entity.

CONTACT:
ITT Corporation
Investors:
Thomas Scalera, +1 914-641-2030
thomas.scalera@itt.com
or
Media:
Jenny Schiavone, +1 914-641-2160
jennifer.schiavone@itt.com